EXHIBIT 99.1

NEWS

Contact:  David Weinberg                                                                             Melody Carey
                 Chief Financial Officer                                                                    Rx Communications Group, LLC
                 (973) 486-8833                                                                                  917-322-2571
                                                                                                                            ir@columbialabs.com

COLUMBIA LABORATORIES REPORTS FOURTH QUARTER
AND YEAR-END 2005 FINANCIAL RESULTS

LIVINGSTON, NJ—March 7, 2006—Columbia Laboratories, Inc. (NASDAQ: CBRX) today announced financial results for the fourth quarter and year ended December 31, 2005. Highlights of fiscal 2005 included:

▪ Revenues increased 23% to $22.0 million from $17.9 million in 2004;

▪ Operating expenses decreased 34% to $21.2 million from $32 million in 2004;

▪ Net loss improved 63% to $9.3 million from a net loss of $25.1 million in 2004;

▪ Net loss per share improved to $0.23 per share versus a net loss of $0.62 per share in 2004;

▪ The European patent office granted a patent for the use of carbamide peroxide in Columbia’s bioadhesive delivery system for the treatment of bacterial vaginosis;

▪ The IND for a new Phase II study of vaginally-administered lidocaine for the prevention and treatment of dysmenorrhea was filed with and accepted by the FDA; and,

▪ Enrollment in the Phase III study of Prochieve® 8% for the prevention of preterm birth continued to increase and passed the 400-patient mark in February 2006.

Robert S. Mills, Columbia’s president and chief executive officer, said, “Columbia’s focused sales programs and aggressive cost containment initiatives delivered tangible results in fiscal 2005. Revenues increased by 23%, with underlying increases in revenues from both our Partnered Products and our Promoted Products. Operating expenses decreased by 34% from the 2004 levels, and our net loss decreased by 63%. We are pleased with our continued progress, particularly given the restructuring of our U.S. sales organization early in the year and related challenges, and higher-than-anticipated research and development expenses in the second half of 2005.

“We achieved these results while advancing our two later-stage research and development programs, Prochieve 8% (progesterone gel) for the prevention of preterm birth and vaginally-administered lidocaine for the prevention and treatment of dysmenorrhea and pelvic pain. These programs have strong revenue-generating potential, and hold great promise for the Company and its shareholders as well as patients in need.

Columbia Laboratories Reports Fourth Quarter and Year-end 2005 Financial Results
March 7, 2006

“Columbia’s objectives for 2006 are clear: to complete the preterm study, advance our lidocaine candidate into Phase II clinical trials and optimize the return on our current portfolio of products while continuing to control expenses. These are attainable targets, and I look forward to leading Columbia as we achieve these goals and move the Company forward.”

Prochieve® 8% (progesterone gel) for Preterm Birth
During the fourth quarter of 2005 and into 2006, Columbia continued to execute strategies to accelerate recruiting and enrollment of patients in the Prochieve® preterm study. This multi-center, randomized, double-blind, placebo-controlled Phase III study is designed to assess the efficacy, safety, and tolerability of Prochieve® 8% in preventing preterm delivery in pregnant women who are predisposed to this problem. The goal of this program is to expand the Prochieve® 8% label beyond infertility and secondary amenorrhea, for which it is currently approved and commercially available, to include this potential new indication.

This study is designed to enroll 636 patients; 414 patients were enrolled at the end of February. From October 2005 through February 2006, enrollment has averaged 35 patients per month, a rate the Company expects to maintain going forward through the addition of new study centers and execution of its study-related marketing efforts. During the aforementioned period, the Company added 10 study centers. The Company had 53 study centers (42 domestic and 11 foreign) open at the end of February and plans to open up to 10 more in March and April. Based on average monthly enrollment of 35 patients, and with 222 patients yet to enroll, Columbia projects that enrollment in the preterm study will be complete by the end of third quarter 2006. The Company now expects, if positive results are obtained, to file with the FDA for a label indication in mid-2007. Because there is no approved treatment for preterm birth, and because of the growing prevalence and vast economic and social impact of this problem, the Company is hopeful that the FDA will grant an expedited review during 2007.

Vaginally-administered Lidocaine for Dysmenorrhea and Pelvic Pain
Building on positive results of a pharmacokinetics study of three doses of lidocaine vaginal gel concluded in September 2005, during the fourth quarter of 2005 Columbia completed the design of its Phase II study of vaginally-administered lidocaine for the prevention and treatment of dysmenorrhea and pelvic pain, and the IND for this study was filed and accepted. Because the Company intends to maintain its focus on completing the preterm study, it is now planning to initiate the Phase II lidocaine clinical trial in the third quarter of 2006.

New Patent Family
In June 2005, the Company received a patent for the use of carbamide peroxide for the treatment of bacterial vaginosis (BV) from the European patent office. BV is the most common vaginal infection in women of childbearing age. This new patent family is valid through mid-2022; similar patents are pending in the United States.

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Columbia Laboratories Reports Fourth Quarter and Year-end 2005 Financial Results
March 7, 2006

Financial Overview
The Company recorded revenues of $4.9 million during the fourth quarter of 2005, an increase of 37.3% from the fourth quarter of 2004. In the 2004 quarter, the Company had established additional reserves in the amount of $2.8 million resulting from the reevaluation of the accounting estimate for future product returns based on such factors as historical trends, distributor inventory levels and product prescription data. Fourth quarter revenues decreased from $6.5 million in the third quarter 2005 due to the timing of full batch sales of product to our marketing partners in the third quarter.

Gross profit as a percentage of revenues was 66% in the fourth quarter of 2005 compared to 41% in the fourth quarter of 2004, an increase due to the impact of previously reported wholesaler returns on fourth quarter 2004 revenues and to the reduction of overhead costs in 2005. The gross profit margin increased from 63% in the third quarter of 2005.

Selling and distribution expenses were $1.9 million in the fourth quarter, a 53.6% decrease from the fourth quarter of 2005. This decrease mainly reflects decreased sales force costs for promotion of the Company’s products in the United States which primarily resulted from the reduction of the sales force from approximately 80 persons in the fourth quarter of 2004 to approximately 28 persons in the fourth quarter of 2005. Selling and distribution expenses in the fourth quarter of 2005 were 10.4% higher than in the third quarter of 2005 as a result of higher marketing costs.

General and administration costs were $1.7 million, a 12.6% decrease from the fourth quarter of 2004 and essentially unchanged from third quarter 2005 levels.

Research and development costs were $1.8 million, a 28.2% increase over fourth quarter 2004, predominantly due to costs related to the ongoing Phase III study of Prochieve® 8% for the prevention of preterm birth. Research and development costs increased $311,000 from the third quarter of 2005, reflecting costs associated with marketing programs intended to increase the patient enrollment rate of this study.

As a result, the Company reported a net loss of $2.2 million, or $0.05 per basic and diluted share for the fourth quarter of 2005, compared to a net loss of $6.3 million, or $0.15 per basic and diluted share, in the fourth quarter of 2004. For the third quarter of 2005, the Company reported a net loss of $1.3 million, or $0.03 per basic and diluted share.

For the year ended December 31, 2005, revenues were $22.0 million, a 23% increase compared to $17.9 million in 2004. The higher 2005 revenues reflect a 25% increase in revenues from Partnered Products and a 21% increase in revenues from Promoted Products. Gross profit as a percentage of revenues was 63.2% in 2005 compared to 56.4% in 2004. Selling and distribution expenses decreased 54.9% to $8.6 million from $19.0 million in 2004, reflecting the reduction of the sales force as previously mentioned. General and administration expenses decreased to $6.8 million in 2005 from $7.6 million in 2004. This 11.1% decrease was primarily the result of lower insurance costs. Research and development expenses were $5.8 million in 2005 compared to $5.4 million in 2004 for reasons mentioned above. As a result, the Company reported a net loss of $9.3 million, or $0.23 per basic and diluted share, for the year ended December 31, 2005, as compared to a net loss of $25.1 million, or $0.62 per basic and diluted share, for the year ended December 31, 2004.

The Company had cash and cash equivalents of $7.1 million at December 31, 2005.

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Columbia Laboratories Reports Fourth Quarter and Year-end 2005 Financial Results
March 7, 2006

Conference Call
As previously announced, Columbia Laboratories will hold a conference call to review financial results of the fourth quarter and year ended December 31, 2005 as follows:

Date:	Tuesday, March 7, 2006
Time:	11:00 a.m. ET
U.S./Canada dial-in number:	(866) 713-8395
International dial-in number:	(617) 597-5309
Access passcode:	62581078
Live webcast:	www.columbialabs.com, under the investor relations tab

A recording of the conference call will be available two hours after completion until 11:59 p.m. ET March 14, 2006 at 888-286-8010 (U.S.) and 617-801-6888 (International). The replay passcode is 68735406. The webcast will be archived for on-demand listening for one year on Columbia Laboratories website, www.columbialabs.com, under the investor relations tab.

About Columbia Laboratories
Columbia Laboratories, Inc. is a U.S.-based international pharmaceutical company dedicated to the development and commercialization of women's health care and endocrinology products. Columbia markets Prochieve® 8% (progesterone gel) for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency and Prochieve® 4% (progesterone gel) for the treatment of secondary amenorrhea. The Company also markets Striant® (testosterone buccal system) for the treatment of hypogonadism in men. Columbia's products and product candidates utilize the Company's bioadhesive drug delivery technology, which is able to deliver a broad range of compounds, including peptides, across many of the body’s mucosal surfaces to address numerous therapeutic areas. The Company is investigating the potential utility of Prochieve® 8% in the prevention of preterm birth and developing a vaginally-administered lidocaine product to treat dysmenorrhea and pelvic pain. For more information, please visit www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, certain statements of Columbia Laboratories, Inc.’s expectations made in this press release, including those regarding the Company’s clinical research programs, strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties. Those statements include statements regarding the intent, belief or current expectations of Columbia Laboratories and its management team. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: the successful marketing of Prochieve® 8%, Prochieve® 4%, and Striant® in the U.S.; the timing and size of orders for out-licensed products from our marketing partners; the timely and successful completion of clinical studies, including the Prochieve® 8% study for preventing preterm delivery and vaginally-administered lidocaine studies; our ability to refinance our short term indebtedness; success in obtaining acceptance and approval of new products and indications for current products by the FDA and international regulatory agencies, including acceptance and approval of an indication for preventing preterm delivery for Prochieve® 8% from the FDA; the timely receipt of the national marketing authorizations and individual licenses for Striant® in European countries; the timely payment of milestone payments by our marketing and product development partners; the timely and successful development of products; the impact of competitive products and pricing; competitive economic and regulatory factors in the pharmaceutical and health care industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the Securities and Exchange Commission. Columbia Laboratories undertakes no obligation to publicly update any forward-looking statements.

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Columbia Laboratories Reports Fourth Quarter and Year-end 2005 Financial Results
March 7, 2006

Striant®, Prochieve® and Crinone® are registered trademarks of Columbia Laboratories, Inc.

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(Tables follow)

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Columbia Laboratories Reports Fourth Quarter and Year-end 2005 Financial Results
March 7, 2006

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2005	December 31, 2004
ASSETS
Current assets-
Cash and cash equivalents	$7,136,854	$19,781,591
Accounts receivable, net	4,020,019	4,260,379
Inventories	1,821,433	2,742,544
Prepaid expenses and other current assets	625,908	1,155,673
Total current assets	13,604,214	27,940,187
Property and equipment, net	1,002,580	1,207,041
Other assets	124,756	121,140
TOTAL ASSETS	$14,731,550	$29,268,368

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities-
Note payable - short-term	$—	$10,000,000
Current portion of financing agreements	12,840,161	2,753,486
Accounts payable	1,905,381	2,772,107
Accrued expenses	2,329,475	3,111,198
Total current liabilities	17,075,017	18,636,791

Deferred revenue	4,058,327	4,239,060
Long-term portion of financing agreements	8,747,743	18,923,440
TOTAL LIABILITIES	29,881,087	41,799,291

Stockholders’ equity (deficiency)-
Preferred stock, $0.01 par value; 1,000,000 shares authorized:
Series B Convertible Preferred Stock, 130 shares issued and outstanding in 2005 and 2004	1	1
Series C Convertible Preferred Stock, 3,250 shares issued and outstanding in 2005 and 2004	32	32
Series E Convertible Preferred Stock, 69,000 shares issued and Outstanding in 2005	690	—
Common stock, $0.01 par value; 100,000,000 authorized:
41,754,784 and 41,751,934 shares issued and outstanding in 2005 and 2004, respectively	417,548	417,519
Capital in excess of par value	175,340,023	168,587,536
Accumulated deficit	(191,084,974)	(181,777,838)
Accumulated other comprehensive income	177,143	241,827
TOTAL STOCKHOLDERS’ EQUITY (DEFICIENCY)	(15,149,537)	(12,530,923)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$14,731,550	$29,268,368

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Columbia Laboratories Reports Fourth Quarter and Year-end 2005 Financial Results
March 7, 2006
COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve months ended December 31,		Three months ended December 31,
	2005	2004	2005	2004
			(unaudited)	(unaudited)
REVENUES	$22,040,842	$17,860,404	$4,892,478	$3,563,948
COST OF GOODS SOLD	8,111,497	7,788,601	1,658,943	2,103,590
Gross profit	13,929,345	10,071,803	3,233,535	1,460,358

OPERATING EXPENSES:
Selling and distribution	8,578,022	19,006,585	1,877,340	4,048,432
General and administrative	6,825,148	7,588,437	1,661,806	1,901,419
Research and development	5,756,856	5,448,685	1,763,459	1,375,753
Total operating expenses	21,160,026	32,043,707	5,302,605	7,325,604
Loss From operations	(7,230,681)	(21,971,904)	(2,069,070)	(5,865,246)
OTHER INCOME (EXPENSE):
Interest income	165,886	241,342	37,891	59,021
Interest expense	(2,694,041)	(2,991,136)	(662,411)	(784,647)
Loss on sale of intangible assets	—	(577,917)	—	—
Other, net	451,700	169,991	473,139	301,196
	(2,076,455)	(3,157,720)	(151,381)	(424,430)
Net loss	$(9,307,136)	$(25,129,624)	$(2,220,451)	$(6,289,676)
NET LOSS PER COMMON SHARE:
(Basic and diluted)	$(0.23)	$(0.62)	$(0.05)	$(0.15)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:	41,752,422	40,984,083	41,753,870	41,751,934
(Basic and diluted)

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